UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023 (March 14, 2023)

Ormat Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32347	88-0326081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Plumas Street Reno, Nevada	89519-6075
(Address of principal executive offices)	(Zip Code)

(775) 356-9029
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ORA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2023, Ormat Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, as the sole underwriter (the “Underwriter”), in connection with a public offering (the “Offering”), pursuant to which the Company agreed to issue and sell 3,600,000 shares (the “Base Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the Underwriter agreed to purchase the Base Shares at a price of $82.60 per share. In addition, the Company granted the Underwriter a 30-day option to purchase up to an additional 540,000 shares of Common Stock (the “Optional Shares” and, together with the Base Shares, the “Shares”) at the same price per share as the Base Shares. The Offering is expected to close on or about March 16, 2023, subject to customary closing conditions.

The estimated net proceeds from the Offering will be approximately $297.1 million, or approximately $341.7 million if the Underwriter exercises in full its option to purchase the Optional Shares, after deducting underwriting discounts and estimated offering expenses.

The Offering is being made pursuant to the Company’s automatically effective shelf registration statement on Form S-3 (Registration No. 333-250110), which was previously filed on November 16, 2020 with the Securities and Exchange Commission (the “SEC”), and a prospectus supplement, dated March 14, 2023, and accompanying prospectus, dated November 16, 2020.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of White & Case LLP relating to the legality of the Shares is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 14, 2023, between Ormat Technologies, Inc. and Goldman Sachs & Co. LLC, as the sole underwriter.
5.1	Opinion of White & Case LLP.
23.1	Consent of White & Case LLP (included in Exhibit 5.1).
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

Date: March 16, 2023	By:	/s/ Doron Blachar
		Name:	Doron Blachar
		Title:	Chief Executive Officer

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